As Filed with the Securities and Exchange Commission on March 31, 2000

                                                      Registration No.: 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                       ROBOCOM SYSTEMS INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in its Charter)

            New York                                             11-26117048
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

            511 Ocean Avenue
          Massapequa, New York                                      11758
(Address of Principal Executive Offices)                          (Zip Code)

           1997 Stock Option and Long-Term Incentive Compensation Plan
                            (Full Title of the Plan)

                                   David Dinin
                             Chief Executive Officer
                       Robocom Systems International Inc.
                                511 Ocean Avenue
                           Massapequa, New York 11758
                     (Name and Address of Agent for Service)

                                 (516) 799-5100)
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy To:

                              Eric M. Hellige, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                            New York, New York 10022
                                 (212) 421-4100

=========================================================================================
                         CALCULATION OF REGISTRATION FEE
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                                                  Proposed    Proposed
                                                  Maximum     Maximum
                                                  Offering   Aggregate
    Title of Each Class of        Amount to      Price Per    Offering      Amount of
  Securities to be Registered   be Registered*    Share**      Price     Registration Fee
=========================================================================================

Common Stock, $.01 par value..    650,000         $4.875     $3,168,750      $633.75

=========================================================================================

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*     All the securities registered hereby are issuable under the Plans.

** Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the basis of the closing price per share of the Registrant's common stock as reported on the Nasdaq Small Cap market on March 30, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents are hereby incorporated by reference in this registration statement:

      (1)   Our Annual Report on Form 10-K for the fiscal year ended May 31,
            1999;

      (2) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1999 and November 30, 1999;

      (3)   Our Proxy Statement dated October 1, 1999; and

      (4) The description of our common stock contained in our Registration Statement on Form 8-A, dated June 23, 1997, including any amendment or report filed for the purpose of updating such information.

      All documents that we subsequently file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated by reference in this registration statement and to be part thereof from the date of filing such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Reference is made to Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), which provides for indemnification of directors and officers of New York corporations under certain circumstances.

      Section 722 of the BCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation, a "derivation action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that
Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholders vote, agreement or otherwise.

      Article XII of the Registrant's by-laws requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the BCL. Article XII of the Registrant's by-laws further provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

      Section 402(b) of the BCL provides that a corporation's certificate of incorporation may include a provision that eliminates or limits the personal liability of the corporation's directors to the corporation or its shareholders for damages for any breach of a director's duty, provided that such provision does not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated Section 719 of the BCL; or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the BCL. Article Sixth of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be liable to the Registrant or its shareholders for any breach of duty in such capacity except as provided in Section 402(b) of the BCL.

      Any amendment to or repeal of the Registrant's Certificate of Incorporation or by-laws shall not adversely affect any right or protection of a director or officer of the Registrant for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

      The Registrant maintains directors and officers insurance which, subject to certain exclusions, insures the directors and officers of the Registrant against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures the Registrant against amounts which it has paid or may become obligated to pay as indemnification to its directors and/or officers to cover such losses.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

      Not applicable

Item  8. Exhibits.

Exhibit
No.      Description

4.1 Form of common stock certificate (incorporated by reference to Exhibit 1 to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 23, 1997, including any amendment or report filed for the purpose of updating such information).

4.2 Robocom Systems International Inc. 1997 Stock Option and Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.13 to our Registration Statement on Form SB-2 (Registration No. 33-27587), including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

23.1     Consent of Pryor Cashman Sherman & Flynn LLP (included as part of
         Exhibit 5.1).

23.2     Consent of Ernst & Young LLP.

Item 9. Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Massapequa, State of New York on this 30th day of March, 2000.

                                              ROBOCOM SYSTEMS INTERNATIONAL INC.


                                              By: /s/  David Dinin
                                                 -------------------------------
                                                       David Dinin
                                                       Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Dinin or Elizabeth A. Burke or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                        Date
         ---------                       -----                        ----


/s/  Irwin Balaban         Chairman of the Board                  March 30, 2000
------------------------


/s/  David Dinin           Chief Executive Officer and Director   March 30, 2000
------------------------


/s/  Elizabeth A. Burke    Chief Financial Officer                March 30, 2000
------------------------


/s/  Mark Behrman          Director                               March 30, 2000
------------------------


/s/  Herbert Goldman       Director                               March 30, 2000
------------------------


/s/  William J. Hancock    Director                               March 30, 2000
------------------------


/s/  Lawrence B. Klein     Director                               March 30, 2000
------------------------


/s/  Yacov Shamash         Director                               March 30, 2000
------------------------

                                  EXHIBIT INDEX

                                                                    Sequentially
Exhibit                                                             Numbered
No.                               Description                       Page
---                               -----------                       ----

4.1 Form of common stock certificate (incorporated by reference to Exhibit 1 to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 23, 1997, including any amendment or report filed for the purpose of updating such information)..........................................

4.2 Robocom Systems International Inc. 1997 Stock Option and Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.13 to our Registration Statement on Form SB-2 (Registration
          No. 33-27587), including any amendment or report
          filed for the purpose of updating such information, and incorporated herein by reference)............................................

5.1       Opinion of Pryor Cashman Sherman & Flynn LLP
          (regarding validity of common stock being
          registered)...........................................          9

23.1      Consent of Pryor Cashman Sherman & Flynn LLP
          (included as part of Exhibit 5.1).....................

23.2      Consent of Ernst & Young LLP...........................        10